Exhibit 10.2

SPECTRUM PHARMACEUTICALS, INC.

TERM SHEET FOR 2009 INCENTIVE AWARD PLAN

NONQUALIFIED STOCK OPTION AWARD

AWARDED TO NON-EMPLOYEE DIRECTORS

FOR GOOD AND VALUABLE CONSIDERATION, Spectrum Pharmaceuticals, Inc. (the “Company”), hereby grants to the Participant named below a nonqualified stock option (the “Option”) to purchase any part or all of the number of shares of its common stock (the “Common Stock”), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Shares of Common Stock covered by Option:
Exercise Price Per Share:	$
Vesting Schedule:

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, and Participant shall comply with, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

SPECTRUM PHARMACEUTIALS, INC.

Rajesh C. Shrotriya, M.D.
CEO & President

[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges that a copy of the Standard Terms and Conditions and the Plan are available on the Company’s intranet.

PARTICIPANT

Signature

By his or her signature below, the spouse of the Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Signature of Spouse

OR

By his or her signature below, the Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

SPECTRUM PHARMACEUTICALS, INC.

STANDARD TERMS AND CONDITIONS FOR

NONQUALIFIED STOCK OPTION AWARD

GRANTED TO NON-EMPLOYEE DIRECTORS

These Standard Terms and Conditions apply to any Options granted under the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan (the “Plan”) to non-employee members of the Company’s Board of Directors, which are identified as nonqualified stock options and are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF OPTION

SPECTRUM PHARMACEUTICALS, INC. (the “Company”), has granted to the Participant named in the Term Sheet provided to said Participant herewith (the “Term Sheet”) a nonqualified stock option (the “Option”) to purchase up to the number of shares of the Company’s common stock (the “Common Stock”), set forth in the Term Sheet, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall include a reference to any Subsidiary.

2.	NON-QUALIFIED STOCK OPTION

The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.

3.	EXERCISE OF OPTION

The Option shall continue to vest, in accordance with the Vesting Schedule set forth on the Term Sheet, so long as Participant remains in Continuous Service. Participant may exercise any vested portion of the Option at any time prior to the Expiration Date of the Option.

To exercise the Option (or any part thereof), Participant shall provide notice to the Company specifying the number of whole shares of Common Stock Participant wishes to purchase and how Participant’s shares of Common Stock should be registered (in Participant’s name only or in Participant’s and Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

The exercise price (the “Exercise Price”) of the Option is set forth in the Term Sheet. The Company shall not be obligated to issue any shares of Common Stock until Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid as permitted in the Plan.

Fractional shares will not be issued. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

4.	EXPIRATION OF OPTION

The Option shall expire and cease to be exercisable ten (10) years after the Grant Date of the Option (the Expiration Date), except as provided in this Section 4.

A.	This Option shall expire and cease to be exercisable upon the earlier of the Expiration Date of the Option or the expiration of five (5) years from the date of termination of Participant’s Continuous Service if such termination occurs for any reason other than (i) removal from office by action of the Board or the stockholders of the Company, or (ii) a failure to be elected as a director by the stockholders at any meeting of the stockholders at which Participant was a candidate for election to the Board, or (iii) Participant resigning from the Board prior to the expiration of his or her term of office.

B.	This Option shall expire and cease to be exercisable upon the earlier of the Expiration Date of the Option or the expiration of three (3) months from the date of termination of Participant’s Continuous Service if such termination is due to (i) removal from office by action of the Board or the stockholders of the Company, or (ii) a failure to be elected as a director by the stockholders at any meeting of the stockholders at which Participant was a candidate for election to the Board, or (iii) Participant resigning from the Board prior to the expiration of his or her term of office.

5.	RESTRICTIONS ON RESALES OF OPTION SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under federal or state securities laws.

6.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of shares issued as a result of an Option exercise. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

7.	NON-TRANSFERABILITY OF OPTION

The Participant may transfer some or all of his or her Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Option; (ii) the Participant shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Participant, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.	THE PLAN AND OTHER AGREEMENTS

In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. A copy of the Plan, and the accompanying prospectus, is available at the Company’s intranet site.

The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any employment rights or any rights to continue as a director with the Board or in service to the Company.

10.	DEFINITIONS

For purposes of these Standard Terms and Conditions, “Continuous Service” means (i) employment by either the Company or any subsidiary, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for Disability), or leaves of absence which are approved in writing by the Company or such other employer corporation (and in the case of an incentive stock option, the leave of absence cannot exceed 90 days unless reemployment following the leave is guaranteed by contract or statute), (ii) service as a member of the Board until Participant dies, resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (iii) so long as Participant is engaged as Service Provider to the Company or other corporation referred to in clause (i) above.

11.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its sole and absolute discretion.

12.	“MARKET STAND-OFF” CONDITIONS

Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any shares held by Participant without the prior written consent of the Company during such period of time.

13.	INTERPRETATION

This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan, the Term Sheet and these Standard Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Any action, decision, interpretation or determination by the Committee shall be final, binding and conclusive on the Company and the Participant. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. Notwithstanding the provision of Sections 10.1(a) — 10.1(d) of the Plan, the Committee shall have the discretion to provide terms and conditions regarding (i) the vesting of this Option in the event of a Change in Control, and/or (ii) the assumption of this Option or issuance of comparable securities or new incentives in the event of a Change in Control.

14.	NOTICES

Any notice, demand or request required or permitted to be given under the Term Sheet and these Standard Terms and Conditions shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Legal Department, and if to the Participant, at his or her most recent address as shown in the employment or stock records of the Company.

15.	GOVERNING LAW

The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

16.	SEVERABILITY

Should any provision or portions of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17.	COUNTERSIGNATURE

The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.